UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 30, 2021

Build-A-Bear Workshop, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32320	43-1883836
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

415 South 18th St., St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

(314) 423-8000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BBW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d)
On November 30, 2021, the Board of Directors (the “Board”) of Build-A-Bear Workshop, Inc. (the “Company”) increased the size of the Board to seven (7) members and appointed Narayan Iyengar and Lesli Rotenberg to the Board.  Mr. Iyengar and Ms. Rotenberg will each serve as a Class I director with a term expiring at the Company’s 2023 Annual Meeting of Stockholders.

There is no arrangement or understanding between either Mr. Iyengar or Ms. Rotenberg and any other person pursuant to which either Mr. Iyengar or Ms. Rotenberg was elected as a director. Mr. Iyengar and Ms. Rotenberg were both determined by the Board to be independent under the applicable rules of the New York Stock Exchange (“NYSE”) and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).  Mr. Iyengar will serve as a member of the Audit Committee of the Board and the Compensation and Development Committee of the Board (the “Compensation Committee”).  Ms. Rotenberg will serve as a member of the Compensation Committee and the Nominating and Corporate Governance Committee of the Board.

In addition, in connection with his election to the Board and in accordance with the Company’s non-employee director compensation policies, the Compensation Committee approved an award of 2,473 shares of restricted stock under the Company’s 2020 Omnibus Incentive Plan to both Mr. Iyengar and Ms. Rotenberg.  Pursuant to Mr. Iyengar’s and Ms. Rotenberg’s restricted stock award agreements, the shares will vest June 10, 2022, subject to their continued service on the Board.  Mr. Iyengar’s and Ms. Rotenberg’s ongoing annual compensation will be consistent with that provided to the Company’s other non-employee directors, as described in the Company’s most recent proxy statement filed with the SEC.

The Company is not aware of any transactions, proposed transactions or series of either to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $120,000 and in which either Mr. Iyengar or Ms. Rotenberg had, or will have, a direct or indirect material interest.

Item 8.01.	Other Events.

On November 30, 2021, the Board declared a special cash dividend of $1.25 per share to be paid on December 27, 2021, to all holders of record of issued and outstanding shares of the Company’s common stock as of the close of business on December 10, 2021.

On November 30, 2021, Board authorized a stock repurchase program. Under the stock repurchase program, the Company currently intends to purchase up to $25 million of its common stock in the open market, through privately negotiated transactions, or pursuant to one or more 10b5-1 plans. The primary source of funding for the program is expected to be cash on hand. The timing and amount of stock repurchases, if any, will depend on price, market conditions, applicable regulatory requirements, and other factors. The program authorizes the Company to repurchase shares through November 30, 2023, does not require the Company to repurchase any specific number of shares, and may be modified, suspended or terminated at any time without prior notice. Shares repurchased under the program will be subsequently retired.

On November 30, 2021, the Company issued a press release announcing the special dividend, the stock repurchase program and the appointment of two independent directors. A copy of the press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit Number	Description of Exhibit

99.1	Press release, dated November 30, 2021

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUILD-A-BEAR WORKSHOP, INC.

Date: November 30, 2021	By:	/s/ Voin Todorovic
	Name:	Voin Todorovic
	Title:	Chief Financial Officer

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